                                                                     Exhibit 99

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION
CONTACT: JEFF DEZEN
864.233.3776, EXT. 11
jeffd@jdpr.com

                     UNITED INDUSTRIES AND BAYER CROPSCIENCE
                          DEVELOP STRATEGIC PARTNERSHIP

           ALLIANCE SHARES TECHNOLOGIES AND EXPANDS SERVICE AGREEMENT

ST. LOUIS, JUNE 7, 2002--On the heels of closing two significant strategic acquisitions, UNITED INDUSTRIES (UNITED), the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden and insect control markets in the United States, today announced a strategic alliance with BAYER CROPSCIENCE. The alliance will further United's product development efforts by providing United access to select Bayer active ingredient technologies and accelerate Bayer's market penetration in the U.S. consumer lawn and garden product category through United's retail services.

According to Bob Caulk, Chairman and CEO of United Industries, the strategic alliance is built upon three key pillars: United gains access to certain Bayer CropScience premium active ingredient technologies; Bayer advances its relationship with United's award-winning in-store retail service organization; and Bayer gains a minority ownership in United.

Caulk commented, "The new business alliance is a valuable step in implementing our long-term strategic plan to grow our business both horizontally and vertically. Our recent merger with Schultz Company and our acquisition of the Pursell brands in December have allowed us to expand into new markets and synergistic product categories with strong, established consumer brands. Now, our new product-technology partnership with Bayer CropScience will help us to strengthen our product offerings by giving us access to premium active ingredients that we believe will assist us with becoming an even more competitive player at retail. We expect this new relationship to benefit our trade partners by maximizing our ability to differentiate our product offerings with technology AND service."

Caulk continued, "Bayer's acquisition of Aventis CropScience, announced earlier this week, gives us even more reason for enthusiasm and increases the potential for access to an even larger portfolio of active ingredients in the coming years."

United is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States. The


                                     -MORE-

  UNITED INDUSTRIES AND BAYER CROPSCIENCE DEVELOP STRATEGIC PARTNERSHIP...PAGE 2

company offers one of the broadest lines in the industry under a variety of brand names including Spectracide(R), Spectracide(R) Triazicide(TM), Spectracide(R) Terminate(TM), Hot Shot(R), Cutter(R), Sta-Green(R), Vigoro(R), Bandini(R), Peters(R), Real-Kill(R), No-Pest(R), and Best(R). The company's brand portfolio also incorporates consumer garden fertilizers, organic growing media and outdoor living products including Schultz(R) plant foods and potting soils, Expert Gardener(R) fertilizers and controls, Multi Cote(R) plant foods and a new line of natural plant care products under the Garden Safe(R) brand.

Certain matters discussed in this news release, with the exception of historical matters, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934 which involves risks and uncertainties. These forward-looking statements are based on the Company's current expectations. Actual results may differ materially from these statements as a result of changes in external competitive market factors, unanticipated changes in the Company's industry, or the economy in general, as well as various other factors, including weather patterns. The Company does not undertake any obligation to update or revise forward-looking statements made by or on its behalf, whether as a result of new information, future events or otherwise.

Bloomberg: 14496Z

                                       ###